                                                                EXHIBIT 25


-----------------------------------------------------------------------------
                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                          --------------------
                                FORM T-1

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
               TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                     ------------------------------

                          BANKERS TRUST COMPANY
           (Exact name of trustee as specified in its charter)

NEW YORK                                               13-4941247
(Jurisdiction of Incorporation or                      (I.R.S. Employer
organization if not a U.S. national bank)              Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                     10006
(Address of principal                                  (Zip Code)
executive offices)

                            BANKERS TRUST COMPANY
                            LEGAL DEPARTMENT
                            130 LIBERTY STREET, 31ST FLOOR
                            NEW YORK, NEW YORK 10006
                            (212) 250-2201
            (Name, address and telephone number of agent for service)
              ---------------------------------------------------

KEYCORP                                               KEYCORP INSTITUTIONAL  CAPITAL A
(Exact name of obligor as specified in its charter)   (Exact name of Co-Registrant as specified in its charter)


OHIO                                 34-6542451               DELAWARE                           APPLIED FOR
(State or other jurisdiction of     (I.R.S. employer          (State or other jurisdiction of    (I.R.S. employer
Incorporation or organization)      Identification no.)       incorporation or organization)     Identification no.)


127 PUBLIC SQUARE                           C/O KEYCORP
CLEVELAND, OHIO 44114                       127 PUBLIC SQUARE
(Address, including zip code                CLEVELAND, OHIO 44114
 of principal executive offices)            (Address, including zip code of
                                            principal executive offices)


          8.25% CAPITAL SECURITIES OF KEYCORP INSTITUTIONAL CAPITAL B 8.25% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES OF KEYCORP
          KEYCORP GUARANTEE WITH RESPECT TO CAPITAL SECURITIES
                   (Title of the indenture securities)

ITEM  1.  GENERAL INFORMATION.
                  Furnish the following information as to the trustee.

                  (a) Name and address of each examining or supervising authority to which it is subject.

                  NAME                                       ADDRESS
                  ----                                       -------

                  Federal Reserve Bank (2nd District)        New York, NY
                  Federal Deposit Insurance Corporation      Washington, D.C.
                  New York State Banking Department          Albany, NY

                  (b) Whether it is authorized to exercise corporate trust powers.

                           Yes.

ITEM   2.  AFFILIATIONS WITH OBLIGOR.

                  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

ITEM   3. -15.    NOT APPLICABLE

ITEM  16.         LIST OF EXHIBITS.

                 EXHIBIT 1 - Restated Organization
                             Certificate of Bankers Trust Company
                             dated August 7, 1990, Certificate of
                             Amendment of the Organization
                             Certificate of Bankers Trust Company
                             dated June 21, 1995 - Incorporated
                             herein by reference to Exhibit 1
                             filed with Form T-1 Statement,
                             Registration No. 33-65171, and
                             Certificate of Amendment of the
                             Organization Certificate of Bankers
                             Trust Company dated March 20, 1996,
                             copy attached.

                 EXHIBIT 2 - Certificate of Authority to
                             commence business - Incorporated
                             herein by reference to Exhibit 2
                             filed with Form T-1 Statement,
                             Registration No. 33-21047.


                 EXHIBIT 3 - Authorization of the Trustee to
                             exercise corporate trust powers
                             Incorporated herein by reference to
                             Exhibit 2 filed with Form T-1
                             Statement, Registration No.
                             33-21047.

                 EXHIBIT 4 - Existing By-Laws of Bankers
                             Trust Company, as amended on
                             September 17, 1996 -- Incorporated
                             herein by reference to Exhibit 4
                             filed with Form T-1 Statement,
                             Registration No. 333-15263.

                 EXHIBIT 5 - Not applicable.

                 EXHIBIT 6 - Consent of Bankers Trust Company
                             required by Section 321(b) of the
                             Act. -- Incorporated herein by
                             reference to Exhibit 4 filed with
                             Form T-1 Statement, Registration No.
                             22-18864.

                 EXHIBIT 7 - A copy of the latest report of condition of
                             Bankers Trust Company dated as of September 30,
                             1996.

                 EXHIBIT 8 - Not Applicable.

                 EXHIBIT 9 - Not Applicable.

                                SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 13th day of January, 1997.


                                   BANKERS TRUST COMPANY



                                   By: /s/ Kevin Weeks
                                       ------------------------------------
                                         Kevin Weeks
                                         Assistant Treasurer

Legal Title of Bank:    Bankers Trust Company              Call Date:   9/30/96      ST-BK:   36-4840          FFIEC 031
Address:                130 Liberty Street                 Vendor ID: D              CERT:  00623              Page RC-1
City, State    ZIP:     New York, NY  10006                                                                    11
FDIC Certificate No.:   |  0 |  0 |  6 |  2 |  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                           ----------------
                                                                                                             C400
                                                                                                  -------------------------
                                                              Dollar Amounts in Thousands          RCFD    Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                          //////////////////
 1. Cash and balances due from depository institutions (from Schedule RC-A):                    //////////////////
    a.   Noninterest-bearing balances and currency and coin(1) ............................     0081       809,000        1.a.
    b.   Interest-bearing balances(2) .....................................................     0071     4,453,000        1.b.
 2. Securities:                                                                                 //////////////////
    a.   Held-to-maturity securities (from Schedule RC-B, column A) .......................     1754             0         2.a.
    b.   Available-for-sale securities (from Schedule RC-B, column D)......................     1773     4,133,000         2.b.
 3  Federal funds sold and securities purchased under agreements to resell in domestic offices  //////////////////
    of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                        //////////////////
    a.   Federal funds sold ...............................................................     0276     5,933,000        3.a.
    b.   Securities purchased under agreements to resell ..................................     0277       413,000        3.b.
 4. Loans and lease financing receivables:                                                      //////////////////
    a.   Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122  27,239,000   //////////////////        4.a.
    b.   LESS:   Allowance for loan and lease losses....................RCFD 3123     917,000   //////////////////        4.b.
    c.   LESS:   Allocated transfer risk reserve .......................RCFD 3128           0   //////////////////        4.c.
    d.   Loans and leases, net of unearned income,                                              //////////////////
         allowance, and reserve (item 4.a minus 4.b and 4.c) ..............................     2125    26,322,000         4.d.
 5. Assets held in trading accounts .......................................................     3545    36,669,000         5.
 6. Premises and fixed assets (including capitalized leases) ..............................     2145       870,000         6.
 7. Other real estate owned (from Schedule RC-M) ..........................................     2150       215,000         7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)    2130       212,000         8.
 9. Customers' liability to this bank on acceptances outstanding ..........................     2155       577,000         9.
10. Intangible assets (from Schedule RC-M) ................................................     2143        18,000         10.
11. Other assets (from Schedule RC-F) .....................................................     2160     8,808,000         11.
12. Total assets (sum of items 1 through 11) ..............................................     2170    89,432,000         12.
                                                                                                ------------------


--------------------------
(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held in trading accounts.



Legal Title of Bank:    Bankers Trust Company          Call Date: 9/30/96        ST-BK:   36-4840     FFIEC  031
Address:                130 Liberty Street             Vendor ID: D               CERT:  00623        Page  RC-2
City, State Zip:        New York, NY  10006                                                           12
FDIC Certificate No.:   |  0 |  0 |  6 |  2 |  3

SCHEDULE RC--CONTINUED                                                                    --------------------------------------

                                                     Dollar Amounts in Thousands           ////////  Bil Mil Thou
--------------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                ///////////////////////

13. Deposits:                                                                              ///////////////////////
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)   RCON 2200        9,391,000    13.a.
         (1) Noninterest-bearing(1) ............................RCON 6631   2,734,000....  ///////////////////////       13.a.(1)
         (2) Interest-bearing ..................................RCON 6636   6,657,000....  ///////////////////////       13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E   ///////////////////////
          part II)                                                                         RCFN 2200      23,385,000     13.b.
         (1) Noninterest-bearing ...............................RCFN 6631     654,000      ///////////////////////       13.b.(1)
         (2) Interest-bearing ..................................RCFN 6636  22,731,000      ///////////////////////       13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in          ///////////////////////
    domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:  ///////////////////////
    a. Federal funds purchased ..........................................................  RCFD 0278       3,090,000     14.a.
    b. Securities sold under agreements to repurchase ...................................  RCFD 0279          99,000     14.b.
15. a. Demand notes issued to the U.S. Treasury .........................................  RCON 2840               0     15.a.
    b. Trading liabilities ..............................................................  RCFD 3548      18,326,000      15.b.
16. Other borrowed money:                                                                  ///////////////////////
    a. With original maturity of one year or less .......................................  RCFD 2332      17,476,000      16.a.
    b. With original maturity of more than one year .....................................  RCFD 2333       2,771,000      16.b.
17. Mortgage indebtedness and obligations under capitalized leases ......................  RCFD 2910          31,000      17.
18. Bank's liability on acceptances executed and outstanding ............................  RCFD 2920         577,000      18.
19. Subordinated notes and debentures ...................................................  RCFD 3200       1,228,000      19.
20. Other liabilities (from Schedule RC-G) ..............................................  RCFD 2930       8,398,000      20.
21. Total liabilities (sum of items 13 through 20) ......................................  RCFD 2948      84,772,000      21.
                                                                                           ///////////////////////
22. Limited-life preferred stock and related surplus ....................................  RCFD 3282               0      22.
EQUITY CAPITAL                                                                             ///////////////////////
23. Perpetual preferred stock and related surplus .......................................  RCFD 3838         500,000      23.
24. Common stock ........................................................................  RCFD 3230       1,002,000      24.
25. Surplus (exclude all surplus related to preferred stock) ............................  RCFD 3839         527,000      25.
26. a. Undivided profits and capital reserves ...........................................  RCFD 3632       3,017,000      26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities ...........  RCFD 8434     (    16,000)     26.b.
27. Cumulative foreign currency translation adjustments .................................  RCFD 3284     (   370,000)     27.
28. Total equity capital (sum of items 23 through 27) ...................................  RCFD 3210       4,660,000      28.
29. Total liabilities, limited-life preferred stock, and equity capital                    ///////////////////////
    (sum of items 21,22,and 28) .........................................................  RCFD 3300       89,432,000     29.


Memorandum
To be reported only with the March Report of Condition.
   1.    Indicate in the box at the right the number of the statement                                        Number
         below that best describes the most comprehensive level of                                       ------------
         auditing work performed for the bank by independent external                         RCFD 6724       N/A         M.1
         auditors as of any date during 1995 ............................................  --------------------------

1    =   Independent audit of the bank conducted in accordance       4 = Directors' examination of the bank performed by other
         with generally accepted auditing standards by a certified       external auditors (may be required by state chartering
         public accounting firm which submits a report on the bank        authority)
2    =   Independent audit of the bank's parent holding company      5 = Review of the bank's financial statements by external
         conducted in accordance with generally accepted auditing        auditors
         standards by a certified public accounting firm which       6 = Compilation of the bank's financial statements by external
         submits a report on the consolidated holding company            auditors
         (but not on the bank separately)                            7 = Other audit procedures (excluding tax preparation work)
3    =   Directors' examination of the bank conducted in             8 = No external audit work
         accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
----------------------

(1)      Including total demand deposits and noninterest-bearing time and savings deposits.



                           STATE OF NEW YORK,

                           BANKING DEPARTMENT



     I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New

York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF

AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION

8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to

$1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

     WITNESS, my hand and official seal of the Banking Department at the City of New York,

                   this 21ST day of MARCH in the Year of our Lord one thousand nine hundred and NINETY-SIX.



                                            /s/ Peter M. Philbin
                                            ------------------------------
                                            Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1. The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March, 1996.


                                       /s/ James T. Byrne, Jr.
                                       ---------------------------
                                       James T. Byrne, Jr.
                                       Managing Director


                                       /s/ Lea Lahtinen
                                       ---------------------------
                                       Lea Lahtinen
                                       Assistant Secretary

State of New York          )
                           ) ss:
County of New York )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                       /s/ Lea Lahtinen
                                       ------------------------
                                       Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


      /s/ Sandra L. West
----------------------------
         Sandra L. West
         Notary Public

           SANDRA L. WEST                    Counterpart filed in the
   Notary Public State of New York           Office of the Superintendent of
           No. 31-4942101                    Banks, State of New York,
    Qualified in New York County             This 21st day of March, 1996
Commission Expires September 19, 1996